UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2006

GENESIS BIOVENTURES, INC.

(Exact name of registrant as specified in its charter)

New York	000-30252	98-0225226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10940 Wilshire Boulevard, Suite 600 Los Angeles, CA	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 433-4102

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On July 21, 2006, we authorized the issuance of 300,000 shares of our common stock pursuant to two promissory notes entered into as satisfaction of prepaid interest. We believe the issuance of the shares will be exempt from the registration and prospectus delivery requirement of the Securities Act of 1933 by virtue of Section 4(2). The shares will be issued directly by the Company and does not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of our company that contained the relevant information needed to make their investment decision, including our financial statements and 34 Act reports. We reasonably believed that the recipients had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision. There will be no commissions paid on the issuance and sale of the shares.

On August 7, 2006, we authorized the issuance of 200,000 shares of our common stock to Franzen Business Consulting pursuant to its agreement. The Registrant intends to issue the shares from the Registration Statement on Form S-8 filed on July 21, 2006.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(c) Appointment of Executive Officer

On August 7, 2006, the Board of Directors appointed Mark A. Franzen, CPA as the Registrant’s Chief Financial Officer. The Registrant has entered into an agreement with Franzen Business Consulting to provide services as a financial consultant and act as the Registrant’s Chief Financial Officer for a term of 180 days. Pursuant to the agreement, the Registrant authorized the issuance of 200,000 shares of common stock. The Registrant intends to issue the shares from the Registration Statement on Form S-8 filed on July 21, 2006.

Mark A. Franzen, CPA has more than 30 years of experience in top-level accounting and corporate finance assignments for a wide variety of companies. Since January 2004 until present, Mr. Franzen is the President of Franzen Business Consulting which provides financial and business consulting to public and private companies. Prior to his consulting practice, he was the CFO of MTI Technology from June 2002 until December 2003. Within three quarters of his joining MTI Technology, he assisted the company in reducing operating expenses by 60%, achieving positive cash flow, restored the company to profitability.

Prior to June 2002, Mr. Franzen has been the CFO of several venture-backed companies including Y Media, Evolve Products, Storage Concepts, Calios, UniStructure, Digital Sound and Computers International during which time he managed equity infusions in excess of $100 million and established bank and capital lease lines in excess of $80 million. In 1993, Mark was CFO for Level One Communications, where he managed the IPO process and completed a $45 million IPO in August 1993. From 1980 to 1983, Mark was Executive Vice President of Finance of Micro Peripherals, where he managed equity infusions of $24 million and negotiated the $95 million sale of the company. From 1967 to 1975 he was a senior audit manager of Price Waterhouse. Mr. Franzen received a B.S degree in Business Administration with an Accounting major in 1967 from California State University at Northridge. He has been a certified public accountant since 1971.

Section 8 - Other Events

Item 8.01 Other Events

On August 24, 2006, the Registrant issued a press release announcing the Dr. John Todd to chair the Registrant’s Clinical Advisory Board. A copy of the press release is attached hereto as Exhibit 99.1.

On August 28, 2006, the Registrant issued a press release announcing the appointment of Mark A. Franzen as its new Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.2.

On August 31, 2006, the Registrant issued a press release announcing the move of its corporate headquarters to Los Angeles, California. A copy of the press release is attached hereto as Exhibit 99.3.

On September 11, 2006, the Registrant issued a press release announcing the mutual agreement between the Registrant and Prion Developmental Laboratories to extend the non-binding acquisition letter of intent for an additional sixty days. A copy of the press release is attached hereto as Exhibit 99.4.

On September 11, 2006, the Registrant issued a press release announcing Douglas Lane’s presentation at the National Investment Banking Association’s Capital Conference in Chicago, Illinois on September 14, 2006. A copy of the press release is attached hereto as Exhibit 99.5.

Item 9.01 – Exhibits

(c) Exhibit.

Exhibit Number	Exhibit Title of Description
99.1	Genesis Bioventures Press Release Announces Dr. John Todd to Chair Clinical Advisory Board, dated August 24, 2006.
99.2	Genesis Bioventures Press Release Announcing the Appointment of Mark A. Franzen, CPA, as Chief Financial Officer, dated August 28, 2006.
99.3	Genesis Bioventures Press Release Announcing its New Corporate Headquarters in Los Angeles, California, dated August 31, 2006.
99.4	Genesis Bioventures Press Release Announcement to extend Prion Developmental Laboratories Acquisition Letter of Intent, date September 11, 2006
99.5	Genesis Bioventures Press Release Announces Presentation at the National Investment Banking Association’s Capital Conference, dated September 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS BIOVENTURES, INC.

By:/s/ Douglas C. Lane

Douglas C. Lane, Chief Executive Officer

Date: September 18, 2006